EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Form S-1 Registration Statement of Carbon Sciences, Inc. of our report dated March 30, 2011, related to our audit of the financial statements of Carbon Sciences, Inc. as of December 31, 2010 and 2009 and for the years then ended, and to the reference to our firm under the caption “Experts” and all other references to our firm included in this Amendment No. 1 to the Form S-1 Registration Statement.

/s/ HJ Associates & Consultants, LLP
HJ Associates & Consultants, LLP
Salt Lake City, Utah
January 9, 2012